Filed pursuant to Rule 424(b)(2) / Registration Statement No. 333-269296

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated February 13, 2025.

GS Finance Corp. Trigger Autocallable Contingent Yield Notes guaranteed by The Goldman Sachs Group, Inc.
Investment Description

This prospectus supplement relates to two separate offerings of Trigger Autocallable Contingent Yield Notes. Each note is linked to the performance of one index stock and has its own terms (set forth in the table below). The notes are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. Your notes will pay a contingent coupon on a coupon payment date only if the closing price of the applicable index stock on the applicable observation date (quarterly, including the determination date) is equal to or greater than its coupon barrier. Otherwise, no contingent coupon will be paid for the relevant coupon payment date. Commencing in May 2025, your notes will be automatically called if the closing price of the applicable index stock on any observation date is equal to or greater than its initial price set on February 12, 2025 (the date the initial price of the applicable index stock was set). If the notes are automatically called, you will receive on the applicable coupon payment date following such observation date a payment per note equal to the face amount plus the applicable contingent coupon otherwise due, and no further payments will be owed to you under the notes. If the notes are not automatically called and the closing price of the applicable index stock on the determination date (the final price) is equal to or greater than its downside threshold (which is the same as its coupon barrier), you will receive the face amount of your notes plus the final contingent coupon. If, however, the notes are not automatically called and the final price of the applicable index stock is less than its downside threshold, you will receive less than the face amount of your notes and you will not receive a final contingent coupon, resulting in a percentage loss on your investment equal to the percentage change in the applicable index stock from February 12, 2025 to the determination date (the index stock return) and you could lose all of your investment.

Investing in the notes involves significant risks. You may lose a significant portion or all of your investment and may not receive any contingent coupon during the term of the notes. Generally, a higher contingent coupon on a note is associated with a greater risk of loss and a greater risk that you will not receive contingent coupons over the term of the notes. The contingent repayment of principal applies only at maturity. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of GS Finance Corp. and The Goldman Sachs Group, Inc.

Features	Key Dates*

o Potential for Periodic Contingent Coupons – Your notes will pay a contingent coupon on a coupon payment date only if the closing price of the applicable index stock is equal to or greater than its coupon barrier on the applicable observation date (including the determination date). If, however, the closing price of the applicable index stock is less than its coupon barrier on the applicable observation date, no contingent coupon will be paid for the relevant coupon payment date.

o Automatic Call Feature – Commencing in May 2025, your notes will be automatically called and you will receive the face amount of your notes plus the contingent coupon otherwise due on the related coupon payment date if the closing price of the applicable index stock is equal to or greater than its initial price on any quarterly observation date. If the notes were previously automatically called, no further payments will be owed to you under the notes.

o Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure – At maturity, if the notes have not been automatically called and the final price of the applicable index stock is equal to or greater than its downside threshold (which is the same as its coupon barrier), you will receive a payment equal to the face amount of your notes plus the final contingent coupon. If, however, the final price of the applicable index stock is less than its downside threshold, you will receive less than the face amount, if anything, and no contingent coupon, resulting in a percentage loss on your investment equal to the applicable index stock return. The contingent repayment of principal applies only if you hold the notes to maturity. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of GS Finance Corp. and The Goldman Sachs Group, Inc.

	Trade date Original issue date Observation dates** Determination date** Stated maturity date** *Expected. **Subject to postponement.	February 13, 2025 February 19, 2025 quarterly (see page S-6) February 13, 2026 February 19, 2026

Notice to investors: the notes are a riskier investment than ordinary debt securities. GS Finance Corp. is not necessarily obligated to repay the face amount of the notes at maturity, and the notes may have the same downside market risk as the applicable index stock. This market risk is in addition to the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. You should not purchase the notes if you do not understand or are not comfortable with the significant risks involved in investing in the notes.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-23.

Note Offerings

Each note is linked to the performance of one index stock, either the common stock of BorgWarner Inc. (BWA) or the common stock of MP Materials Corp. (MP). Each note has its own terms, which will be set on the trade date.

Face Amount	Index Stock Issuer	Contingent Coupon (per $10 Face Amount)	Initial Price of the Index Stock**	Coupon Barrier	Downside Threshold	CUSIP	Estimated Value Range Per $10 Face Amount
$	BorgWarner Inc.	$0.2325/qtr. (up to 9.3% per annum)	$28.89	65.00% of its initial price*	65.00% of its initial price*	36270N858	$9.50 to $9.80
$	MP Materials Corp.	$0.38875/qtr. (up to 15.55% per annum)	$24.15	50.00% of its initial price*	50.00% of its initial price*	36270N866	$9.35 to $9.65

*The coupon barrier and the downside threshold will equal the same percentage of the applicable index stock’s initial price.

**The initial price of the applicable index stock represents the closing price of one share of the index stock on February 12, 2025 and may be higher or lower than the closing price of the applicable index stock on the trade date.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be in the estimated value range set forth above. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see page S-2.

Original issue price	Underwriting discount	Net proceeds to the issuer
100.00% of the face amount	1.5% of the face amount	98.5% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	UBS Financial Services Inc. Selling Agent

Prospectus Supplement Nos. and dated , 2025.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Two Separate Offerings of Notes

This prospectus supplement relates to two separate offerings of notes. Each note is linked to one, and only one, index stock. You may participate in any of the two offerings or, at your election, in both of the offerings. This prospectus supplement does not, however, allow you to purchase a note linked to a basket of some or all of the index stocks. As discussed elsewhere in this prospectus supplement, you should note that higher contingent coupon payments are generally associated with an increased risk that you will not receive contingent coupons on the coupon payment dates and that you will receive less than the face amount of your notes at maturity. See “Additional Risk Factors Specific to Your Notes” beginning on page S-23.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified in the table above (in each case, per $10 face amount), which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $10 face amount with respect to the notes linked to the common stock of BorgWarner Inc. and $ per $10 face amount with respect to the notes linked to the common stock of MP Materials Corp.).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis over a 91 day period from the time of pricing). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Notes

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

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Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

This prospectus supplement relates to two separate offerings of notes, each of which is a separate tranche of our debt securities under the Medium-Term Notes, Series F program. We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement. The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Minimum Purchase Amount For Any Tranche of Notes Offered Hereby

In connection with the initial offering of the notes, the minimum face amount of notes of any tranche that may be purchased by any investor is $1,000.

Investor Suitability For Any of the Two Separate Offerings

The notes may be suitable for you if, among other considerations:

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You fully understand the risks inherent in an investment in the notes, including the risk of loss of your entire initial investment.
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You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the applicable index stock.
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You accept that you may not receive a contingent coupon on some or all of the coupon payment dates.
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You believe that the price of the applicable index stock will close at or above its coupon barrier on the coupon observation dates and its downside threshold on the determination date.
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You understand and accept that you will not participate in any appreciation in the price of the applicable index stock from February 12, 2025 to any coupon observation date or the determination date, as applicable, that your notes will be automatically called on any call observation date if such price of the applicable index stock so appreciates and that your potential return is limited to the applicable contingent coupons.
•
You can tolerate fluctuations in the market price of the notes prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable index stock.
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You are willing to invest in the notes even if the applicable downside threshold and coupon barrier were set at the top of the applicable range indicated on the cover hereof
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You do not seek guaranteed current income from this investment and are willing to forgo dividends paid on the applicable index stock.
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You are able and willing to invest in notes that may be automatically called early or you are otherwise able and willing to hold the notes to maturity.
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You accept that there may be little or no secondary market for the notes and that any secondary market will depend in large part on the price, if any, at which GS&Co., is willing to purchase the notes.
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You understand and accept the risks associated with the applicable index stock.
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You are willing to assume the credit risks of GS Finance Corp. and The Goldman Sachs Group, Inc. for all payments under the notes, and understand that if GS Finance Corp. and The Goldman Sachs Group, Inc. default on their obligations, you may not receive any amounts due on the notes.

The notes may not be suitable for you if, among other considerations:

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You do not fully understand the risks inherent in an investment in the notes, including the risk of loss of your entire initial investment.
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You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the applicable index stock.
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You require an investment designed to provide a full return of your investment at maturity.
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You do not accept that you may not receive a contingent coupon on some or all of the coupon payment dates.
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You believe that the price of the applicable index stock will close below its coupon barrier on the coupon observation dates and its downside threshold on the determination date.
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You seek an investment that participates in the full appreciation in the price of the applicable index stock or the positive return of which is not limited to the applicable contingent coupons.
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You cannot tolerate fluctuations in the market price of the notes prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable index stock.
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You are not willing to invest in the notes if the applicable downside threshold and coupon barrier were set at the top of the applicable range indicated on the cover hereof
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You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
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You seek guaranteed current income from this investment or prefer to receive the dividends paid on the applicable index stock.
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You are unable or unwilling to invest in notes that may be automatically called early, or you are otherwise unable or unwilling to hold the notes to maturity, or you seek an investment for which there will be an active secondary market.
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You do not understand or accept the risks associated with the applicable index stock.
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You are not willing to assume the credit risks of GS Finance Corp. and The Goldman Sachs Group, Inc. for all payments under the notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review carefully the “Additional Risk

Factors Specific to Your Notes” section of this prospectus supplement. For more information on the index stocks, please see the section titled “The Underlying Index Stock” below.

TERMS AND CONDITIONS FOR THE NOTES

Except where otherwise stated or the context otherwise requires, these terms and conditions relate to each of the following two separate issuances of Trigger Autocallable Contingent Yield Notes:

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Trigger Autocallable Contingent Yield Notes linked to the common stock of BorgWarner Inc. (“Notes Linked to the Common Stock of BorgWarner Inc.”);
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Trigger Autocallable Contingent Yield Notes linked to the common stock of MP Materials Corp. (“Notes Linked to the Common Stock of MP Materials Corp.”);

The Notes Linked to the Common Stock of BorgWarner Inc. and the Notes Linked to the common stock of MP Materials Corp. are two separate tranches of debt securities under the company’s Medium-Term Notes, Series F Program and each tranche constitutes a separate Supplemental Obligation under master note no. 3, dated March 22, 2021. These terms and conditions were originally set forth in prospectus supplement nos. and of GS Finance Corp. and The Goldman Sachs Group, Inc. with respect to the issuances by GS Finance Corp. of its Trigger Autocallable Contingent Yield Notes and the guarantees thereof by The Goldman Sachs Group, Inc.

The provisions below are hereby incorporated into master note no. 3, dated March 22, 2021. In the context of a tranche or Supplemental Obligation, references herein to “this note” and “contingent coupon” shall be deemed to refer to “this security” and “coupon”, respectively, in such master note no. 3, dated March 22, 2021. Certain defined terms may not be capitalized in these terms and conditions even if they are capitalized in master note no. 3, dated March 22, 2021. Defined terms that are not defined in these terms and conditions shall have the meanings indicated in such master note no. 3, dated March 22, 2021, unless the context otherwise requires.

CUSIP / ISIN:	Notes Linked to the Common Stock of BorgWarner Inc. 36270N858 / US36270N8589 Notes Linked to the Common Stock of MP Materials Corp. 36270N866 / US36270N8662
Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Underlying index stock:

with respect to the Notes Linked to the Common Stock of BorgWarner Inc.: the common stock of BorgWarner Inc. (current Bloomberg ticker: “BWA UN”), as it may be replaced or adjusted from time to time as provided herein with respect to the Notes Linked to the Common Stock of MP Materials Corp.: the common stock of MP Materials Corp. (current Bloomberg ticker: “MP UN”), as it may be replaced or adjusted from time to time as provided herein

Face Amount:	Aggregate Face Amount on the Original Issue Date Notes Linked to the Common Stock of BorgWarner Inc. $ Notes Linked to the Common Stock of MP Materials Corp. $

Any aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date.

Authorized denominations:	$10 or any integral multiple of $10 in excess thereof
Principal amount:

Subject to redemption by the company as provided under “— Company’s redemption right (automatic call feature)” below, on the stated maturity date, in addition to the final contingent coupon, if any, the company will pay, for each $10 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:
●
if the final underlying index stock price is greater than or equal to the downside threshold, $10; or
●
if the final underlying index stock price is less than the downside threshold, the sum of (i) $10 plus (ii) the product of (a) the underlying index stock return times (b) $10

Company’s redemption right (automatic call feature):

if a redemption event occurs, then the outstanding face amount will be automatically redeemed in whole and the company will pay, in addition to the contingent coupon then due, an amount in cash on the following call payment date, for each $10 of the outstanding face amount, equal to $10

Redemption event:	a redemption event will occur if, as measured on any call observation date, the closing price of the underlying index stock is greater than or equal to the initial underlying index stock price
Initial underlying index stock price

$28.89 with respect to the Common Stock of BorgWarner Inc. and $24.15 with respect to the Common Stock of MP Materials Corp. The initial underlying index stock price represents the closing price of one share of the underlying index stock on February 12, 2025 and may be higher or lower than the closing price of the underlying index stock on the trade date.

Final underlying index stock price:

the closing price of one share of the underlying index stock on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Anti-dilution adjustments” below

Underlying index stock return:	the quotient of (i) the final underlying index stock price minus the initial underlying index stock price divided by (ii) the initial underlying index stock price, expressed as a percentage
Downside threshold	Downside Threshold (as Percentage of Initial Underlying Stock Price) (rounded to the nearest one-hundredth)
Notes Linked to the Common Stock of BorgWarner Inc.	65.00%
Notes Linked to the Common Stock of MP Materials Corp.	50.00%

Contingent coupon:

subject to the company’s redemption right, on each coupon payment date, for each $10 of the outstanding face amount, the company will pay an amount in cash equal to:

●
if the closing price of the underlying index stock on the related coupon observation date is greater than or equal to the coupon barrier, the applicable contingent coupon amount; or

●
if the closing price of the underlying index stock on the related coupon observation date is less than the coupon barrier, $0

The contingent coupon paid on any coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such coupon payment date. If the contingent coupon is due at maturity but on a day that is not a coupon payment date, the contingent coupon will be paid to the person entitled to receive the principal of this note.

Contingent coupon amount: Notes Linked to the Common Stock of BorgWarner Inc.	$0.2325/qtr. (up to 9.3% per annum)
Notes Linked to the Common Stock of MP Materials Corp.	$0.38875/qtr. (up to 15.55% per annum)
Coupon barrier:	Coupon Barrier (as Percentage of Initial Underlying Stock Price) (rounded to the nearest one-hundredth)
Notes Linked to the Common Stock of BorgWarner Inc.	65.00%
Notes Linked to the Common Stock of MP Materials Corp.	50.00%

Trade date:	expected to be February 13, 2025
Original issue date (set on the trade date)	expected to be February 19, 2025
Determination date (set on the trade date):	the last coupon observation date, expected to be February 13, 2026, subject to adjustment as described under “— Coupon observation dates” below.
Stated maturity date (set on the trade date):

expected to be February 19, 2026, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Call observation dates (set on the trade date):

expected to be each coupon observation date specified in the table under “— Coupon payment dates” below, commencing May 13, 2025, subject to adjustment as described under “— Coupon observation dates” below

Call payment dates (set on the trade date):	expected to be the coupon payment date immediately after the applicable call observation date, subject to adjustment as provided under “— Call observation dates” above
Coupon observation dates (set on the trade date):

expected to be the dates specified as such in the table under “— Coupon payment dates” below, commencing on May 13, 2025 and ending on February 13, 2026, unless the calculation agent determines that a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In that event, the coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the coupon observation date be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing or such day is not a trading day, that day will nevertheless be the coupon observation date.

Coupon payment dates (set on the trade date):

expected to be the dates specified as such in the table below, unless, for any such coupon payment date, that day is not a business day, in which case such coupon payment date will be postponed to the next following business day. If a coupon observation date is postponed as described under “— Coupon observation dates” above, the related coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled coupon observation date to and including the actual coupon observation date.

Coupon Observation Dates	Coupon Payment Dates
May 13, 2025	May 16, 2025
August 13, 2025	August 18, 2025
November 13, 2025	November 18, 2025
February 13, 2026	February 19, 2026

Closing price:

on any trading day, with respect to the underlying index stock, the closing sale price or last reported sale price, regular way, for such underlying index stock, on a per-share or other unit basis:

•
on the principal national securities exchange on which such underlying index stock is listed for trading on that day, or
•
if such underlying index stock is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlying index stock.

If the underlying index stock is not listed or traded as described above, then the closing price for such underlying index stock on any day will be the average, as determined by the calculation agent, of the bid prices for such underlying index stock obtained from as many dealers in such underlying index stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing price of the underlying index stock is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day:	a day on which the principal securities market for the underlying index stock is open for trading
Underlying index stock issuer:	with respect to the underlying index stock, the issuer of such underlying index stock as then in effect
Market disruption event:

With respect to any given trading day, any of the following will be a market disruption event:

•
a suspension, absence or material limitation of trading in the underlying index stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index stock in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
the underlying index stock does not trade on what was the primary market for the underlying index stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to the underlying index stock.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlying index stock are traded, or on which option or futures contracts relating to the underlying index stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlying index stock or in option or futures contracts, if available, relating to the underlying index stock in the primary market for that underlying index stock or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to the shares of the underlying index stock or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of the underlying index stock or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlying index stock or those contracts in that market.

Consequences of a market disruption event or a non-trading day:

If a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date or the determination date, or such day is not a trading day, then such coupon observation date or the determination date will be postponed as described under “— Coupon observation dates” or “— Determination date” above. If the closing price of the underlying index stock that must be used to determine the contingent coupon payable on the coupon payment date, if any, or the cash settlement amount, as applicable, is not available on the last possible coupon observation date or the last possible determination date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “— Anti-dilution adjustments” below), then the calculation agent will nevertheless determine the underlying index stock price based on its assessment, in its sole discretion, of the price of the underlying index stock at the applicable time on that day.

Regular record dates:	the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Anti-dilution adjustments:

The calculation agent will adjust the reference amount of the underlying index stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event). (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing price for the reference amount as so adjusted on the coupon observation date or the determination date, as applicable. (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing price on any coupon observation date or the determination date, as applicable, shall equal the sum of the respective closing prices or other values for all such distribution property on such coupon observation date or the determination date, as provided in “Reorganization events” below.) Having determined the closing price on any coupon observation date or the determination date, as applicable, the calculation agent shall use such prices to calculate the contingent coupon, if applicable, the occurrence of a redemption event, or the cash settlement amount. The calculation agent shall make all adjustments no later than the applicable coupon observation date or the determination date, as applicable.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits.

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If the underlying index stock is subject to a stock split, then at the opening of business on the first day on which such underlying index stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such underlying index stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reverse stock splits.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If the underlying index stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such underlying index stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such underlying index stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Stock dividends.

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend. If the underlying index stock is subject to a stock dividend that is given ratably to all holders of such underlying index stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such underlying index stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Other dividends and distributions.

There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to the underlying index stock other than:

•
stock dividends as provided in “Stock dividends” above,
•
issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
•
dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or
•
extraordinary dividends described below.

A dividend or other distribution with respect to the underlying index stock will be deemed to be an “extraordinary dividend” if its per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such underlying index stock, if any, that is not an extraordinary dividend by an amount equal to at least 10% of the closing price of such underlying index stock on the trading day immediately preceding the ex-dividend date for such extraordinary dividend.

If an extraordinary dividend occurs with respect to the underlying index stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing price of such underlying index stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing price exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for the underlying index stock will equal:

•
in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such underlying index stock, if any, that is not an extraordinary dividend or
•
in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the underlying index stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable. The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Transferable rights and warrants.

If the underlying index stock issuer issues transferable rights or warrants to all holders of the underlying index stock to subscribe for or purchase the underlying index stock at an exercise price per share less than the closing price of the underlying index stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

•
the numerator of which is the number of shares of index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of index stock offered for subscription or purchase under such transferable rights or warrants, and
•
the denominator of which is the number of shares of index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of index stock that the aggregate offering price of the total number of shares of index stock so offered for subscription or purchase would purchase at the closing price of the underlying index stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing price of the underlying index stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reorganization events.

With respect to the underlying index stock, if:

•
any reclassification or other change of the underlying index stock occurs,
•
the underlying index stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of index stock are reclassified or changed,
•
the underlying index stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the underlying index stock, such that all of the outstanding shares of the underlying index stock (other than shares of the underlying index stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,
•
the underlying index stock issuer or any subsidiary of the underlying index stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the underlying index stock issuer is the surviving entity and all the outstanding shares of the underlying index stock (other than shares of the underlying index stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the underlying index stock immediately following such event,
•
the underlying index stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
•
the underlying index stock issuer issues to all holders of index stock equity securities of an issuer other than the underlying index stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),
•
the underlying index stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•
any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying index stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the underlying index stock or by the primary securities exchange on which the underlying index stock or listed options on the underlying index stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”), then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

The calculation agent will determine the value of each component type of distribution property, using the closing price on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type. If a holder of the underlying index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if the underlying index stock were outstanding and were affected by the same kinds of events. The closing price on a coupon observation date or the determination date will be the total value, as determined by the calculation agent at the close of trading hours of the underlying index stock on such coupon observation date or the determination date, as applicable, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to the “index stock” shall thereupon be deemed to mean such distribution property and all references in this note to a “share of index stock” shall thereupon be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments.

Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing price of such underlying index stock. The closing price of the underlying index stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property:	cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount
Ex-dividend date:

for any dividend or other distribution with respect to the underlying index stock, the first day on which the underlying index stock trades without the right to receive such dividend or other distribution

Reference amount:

with respect to the underlying index stock, initially, one share of such underlying index stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments” above

Business day:

each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the trade date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Default amount:

If an event of default occurs and the maturity of this note is accelerated, the company will pay the default amount in respect of the principal of this note at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for the notes on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this note. That cost will equal:

•
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this note in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this note, which is described below, the holder of the notes and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period:

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•
no quotation of the kind referred to above is obtained, or
•
every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this note.

Qualified financial institutions:

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•
A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•
P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization:

The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying index stock.

Overdue principal rate and overdue coupon rate:	the effective Federal Funds rate
Defeasance:	not applicable

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each of your notes as the outstanding principal amount of that note. Although the terms of your notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your notes, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

TERMS AND CONDITIONS FOR THE NOTES

Investment Timeline With Respect to a Note Offered Hereby

Trade Date	The final terms of each note are set.

Quarterly

If the closing price of the applicable underlying index stock is greater than or equal to its coupon barrier on the coupon observation date, you will receive the applicable contingent coupon on the related coupon payment date.

Also, your notes will be automatically called if the closing price of the applicable underlying index stock on the call observation date is greater than or equal to its initial underlying index stock price. If your notes are automatically called on the call observation date, on the related call payment date we will pay you an amount in cash for each $10 face amount of your notes equal to $10 plus the contingent coupon then due, and no further payments will be made on the notes.

Maturity Date

The final underlying index stock price of the applicable underlying index stock is determined as of the determination date.

If your notes have not been automatically called and the final underlying index stock price of the applicable underlying index stock is greater than or equal to its downside threshold, on the stated maturity date we will pay you an amount in cash for each $10 face amount of your notes equal to the sum of $10 plus the final contingent coupon.

If your notes have not been automatically called and the final underlying index stock price of the applicable underlying index stock is less than its downside threshold, on the stated maturity date we will pay you an amount in cash for each $10 face amount of your notes equal to the sum of (i) $10 plus (ii) the product of (a) its underlying index stock return times (b) $10. You will receive less than the face amount of your notes, resulting in a loss on your investment proportionate to the decline of the applicable underlying index stock.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE NOTES. ANY PAYMENT ON THE NOTES IS SUBJECT TO THE CREDITWORTHINESS OF GS FINANCE CORP. AND THE GOLDMAN SACHS GROUP, INC. IF GS FINANCE CORP. AND THE GOLDMAN SACHS GROUP, INC. WERE TO DEFAULT ON THEIR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

HYPOTHETICAL EXAMPLES

(Hypothetical examples use hypothetical terms only. Actual terms will vary.)

This prospectus supplement relates to two separate offerings of notes, each of which is a separate tranche of our debt securities under the Medium-Term Notes, Series F program. Each note is linked to one, and only one, underlying index stock. The following examples illustrate the hypothetical payments on a coupon payment date, upon an automatic call or at maturity under different hypothetical scenarios for a $10 note linked to a hypothetical underlying index stock based on the assumptions set forth in the table below. The actual terms for each offering of notes will be specified under applicable “Terms and Conditions” for each offering of notes.

Payment Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the impact that various hypothetical closing prices of a hypothetical underlying index stock on a coupon observation date could have on the contingent coupon payable on the related coupon payment date and (ii) the impact that the various hypothetical closing prices of a hypothetical underlying index stock on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of prices of a hypothetical underlying index stock that are entirely hypothetical; no one can predict what the price of the underlying index stock to which your notes are linked will be on any day throughout the life of your notes, what the closing price of such underlying index stock will be on any coupon observation date or call observation date, as the case may be, and what the final underlying index stock price of such underlying index stock will be on the determination date. Each underlying index stock has been highly volatile in the past — meaning that the prices of the underlying index stock have changed substantially in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to a call payment date or the stated maturity date. If you sell your notes in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index stock and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-23 of this prospectus supplement.

Key Terms and Assumptions
Face amount	$10
Hypothetical initial underlying index stock price	$100*
Hypothetical downside threshold	65% of the initial underlying index stock price (based on the hypothetical initial underlying index stock price above, the hypothetical downside threshold equals $65.00)
Hypothetical coupon barrier	65% of the initial underlying index stock price (based on the hypothetical initial underlying index stock price above, the hypothetical coupon barrier equals $65.00)
Hypothetical contingent coupon	$0.2325 (9.3% per annum)

*The hypothetical initial underlying index stock price of $100 has been chosen for illustrative purposes only and does not represent the actual initial underlying index stock price of any underlying index stock

Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or the originally scheduled determination date
No change in or affecting the underlying index stock
Notes purchased on original issue date at the face amount and held to a call payment date or the stated maturity date

The actual performance of the underlying index stock over the life of your notes, the actual underlying index stock price on any coupon observation date, as well as the contingent coupon payable, if any, on each coupon payment date, may bear little relation to the hypothetical examples or to the historical underlying index stock prices shown elsewhere in this prospectus supplement. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying index stock between the date of this prospectus supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlying index stock.

Example 1 – The notes are automatically called on the first hypothetical coupon observation date (which is also the first hypothetical call observation date)

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the Hypothetical Underlying Index Stock	Hypothetical Contingent Coupon Paid on Related Coupon Payment Date
First	$115 (at or above hypothetical initial underlying index stock price)	$0.2325
	Total Contingent Coupon Payments	$0.2325

The hypothetical closing price of the hypothetical underlying index stock decreases, compared to its hypothetical initial underlying index stock price, on the first hypothetical coupon observation date. Because the hypothetical closing price of the hypothetical underlying index stock is greater than or equal to its hypothetical initial underlying index stock price on the first hypothetical coupon observation date (which is also the first hypothetical call observation date), your notes will be automatically called. Therefore, on the corresponding hypothetical call payment date, in addition to the hypothetical contingent coupon, you will receive an amount in cash equal to $10 for each $10 face amount of your notes. No further payments will be made on the notes since your notes will no longer be outstanding.

Example 2 – The notes are not automatically called and the hypothetical final underlying index stock price is at or above the hypothetical downside threshold

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the Hypothetical Underlying Index Stock	Hypothetical Contingent Coupon Paid on Related Coupon Payment Date
First	$80 (at or above hypothetical coupon barrier; below hypothetical initial underlying index stock price)	$0.2325
Second	$85 (at or above hypothetical coupon barrier; below hypothetical initial underlying index stock price)	$0.2325
Third	$40 (below the hypothetical coupon barrier)	$0
Fourth	$92 (at or above hypothetical downside threshold)	$0.2325
	Total Contingent Coupon Payments	$0.6975

The hypothetical closing price of the hypothetical underlying index stock decreases by varying amounts, compared to its hypothetical initial underlying index stock price, on the hypothetical coupon observation dates. Because the hypothetical closing price of the hypothetical underlying index stock on the first and second hypothetical coupon observation dates is greater than or equal to its hypothetical coupon barrier, hypothetical contingent coupons are paid on the two related hypothetical coupon payment dates. Although the final underlying index stock price is less than the hypothetical initial underlying index stock price, because the final underlying index stock price is not less than the hypothetical downside threshold, at maturity you will receive a cash settlement amount equal to $10, plus the final coupon.

Example 3 – The notes are not automatically called and the hypothetical final underlying index stock price is below the hypothetical downside threshold

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the Hypothetical Underlying Index Stock	Hypothetical Contingent Coupon Paid on Related Coupon Payment Date
First	$75 (at or above hypothetical coupon barrier; below hypothetical initial underlying index stock price)	$0.2325
Second	$80 (at or above hypothetical coupon barrier; below hypothetical initial underlying index stock price)	$0.2325
Third	$30 (below the hypothetical coupon barrier)	$0
Fourth	$50 (below hypothetical downside threshold)	$0
	Total Contingent Coupon Payments	$0.465

The hypothetical closing price of the hypothetical underlying index stock decreases by varying amounts, compared to its hypothetical initial underlying index stock price, on the hypothetical coupon observation dates. Because the hypothetical closing price of the hypothetical underlying index stock on the first and second hypothetical coupon observation dates is greater than or equal to its hypothetical coupon barrier, hypothetical contingent coupons are paid on the two related hypothetical coupon payment dates. As the hypothetical final underlying index stock price is less than the hypothetical downside threshold, you will receive a cash settlement amount at maturity equal to the sum of (i) $10 plus (ii) the product of (a) the underlying index stock return times (b) $10, calculated as follows:

$10 + (the underlying index stock return × $10) = $10 + (($50 - $100)/$100)) × $10) = $5

Including the contingent coupons paid over the term of the notes, this represents a loss of 45.35% of the face amount of your notes.

Example 4 – The notes are not automatically called and the hypothetical final underlying index stock price is below the hypothetical downside threshold

Hypothetical Coupon Observation Date	Hypothetical Closing Price of the Hypothetical Underlying Index Stock	Hypothetical Contingent Coupon Paid on Related Coupon Payment Date
First	$50 (below the hypothetical coupon barrier)	$0
Second	$45 (below the hypothetical coupon barrier)	$0
Third	$40 (below the hypothetical coupon barrier)	$0
Fourth	$50 (below hypothetical downside threshold)	$0
	Total Contingent Coupon Payments	$0

The hypothetical closing price of the hypothetical underlying index stock decreases by varying amounts, compared to its hypothetical initial underlying index stock price, on the hypothetical coupon observation dates. Because in each case the hypothetical closing price of the hypothetical underlying index stock is less than its hypothetical coupon barrier, you will not receive a hypothetical contingent coupon payment on any hypothetical coupon payment date. As the hypothetical final underlying index stock price is less than the hypothetical downside threshold, you will receive a cash settlement amount at maturity equal to the sum of (i) $10 plus (ii) the product of (a) the underlying index stock return times (b) $10, calculated as follows:

$10 + (the underlying index stock return × $10) = $10 + (($50 - $100)/$100)) × $10) = $5

This represents a loss of 50% of the face amount of your notes.

The cash settlement amounts shown above are entirely hypothetical; they are based on hypothetical market prices for the hypothetical underlying index stock that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in any offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-25.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a bond bought by the holder and one or more options entered into between the holder and us. Therefore, the terms of the notes may be impacted by the various factors mentioned under “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-25. The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual closing price of the applicable underlying index stock on any day, the final underlying index stock price of the applicable underlying index stock or what the market value of the applicable notes will be on any particular trading day, nor can we predict the relationship between the closing prices of the applicable underlying index stock and the market value of the applicable notes at any time prior to the stated maturity date. In each case, the actual contingent coupon payment, if any, that you will receive on each coupon payment date, the actual amount that you will receive at maturity, if any, and the rate of return on the offered notes will depend on whether or not the notes are automatically called and on the actual closing prices of the applicable underlying index stock and the actual final underlying index stock price determined by the calculation agent as described above. Moreover, in each case, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the contingent coupon to be paid in respect of the applicable notes, if any, and the cash amount to be paid in respect of your notes on the stated maturity date, if any, may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples

The calculation agent will adjust the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments” do not cover all events that could affect the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, such as an issuer tender or exchange offer for such underlying index stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such underlying index stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Have Limited Anti-dilution Protection” below.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable. With respect to the underlying index stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the underlying index stock or other property that must be used to determine the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time, the reference amount for that time will be one share of the underlying index stock. In that case, the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, will be the closing price of one share of the underlying index stock on the applicable coupon observation date or the determination date. We describe how the closing price will be determined under “Terms and Conditions — Closing price” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the underlying index stock or a half share of the underlying index stock, depending on the event. In that example, the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, would be the price (determined as specified under “Terms and Conditions — Closing price” above) at the close of trading on the applicable coupon observation date or the determination date of two shares of the underlying index stock or a half share of the underlying index stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the underlying index stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the underlying index stock, plus one share of the underlying index stock if the underlying index stock remains outstanding. In that event, the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, would be the value of the adjusted reference amount at the close of trading on such coupon observation date or the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the underlying index stock, the underlying index stock price will be the closing price (determined as described under “Terms and Conditions — Closing price” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the underlying index stock, the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, in step two, the calculation agent will use such price to calculate the contingent coupon payable on the applicable coupon payment date, if any, or the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the applicable coupon observation date or the determination date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the underlying index stock price that would apply without the adjustment. The closing price of the underlying index stock on a coupon observation date or the determination date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Reorganization events” above distributed in respect of one share of the underlying index stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the underlying index stock on the applicable date will be the underlying index stock price described in step two, and the calculation agent will determine the contingent coupon payable on a coupon payment date, if any, or the cash settlement amount as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the underlying index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the underlying index stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the underlying index stock issuer merges into another company and each share of such underlying index stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of underlying index stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples” as if the common shares of the surviving company were such underlying index stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlying index stock. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

♦	Risks Related to Structure, Valuation and Secondary Market Sales

♦

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

♦	The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the contingent coupons (if any) and return on the notes will be based on the performance of the underlying index stock, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 68 of the accompanying prospectus.

♦	You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. Assuming your notes are not automatically called, the cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of the underlying index stock as measured from the initial underlying index stock price of the underlying index stock set on February 12, 2025 to its closing price on the determination date. If the final underlying index stock price of the underlying index stock is less than its downside threshold, you will have a loss for each $10 of the face amount of your notes equal to the product of the underlying index stock return times $10. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the application of the downside threshold applies only at maturity and the market price of your notes prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

♦	You May Not Receive a Contingent Coupon on Any Coupon Payment Date

You will be paid a contingent coupon on a coupon payment date only if the closing price of the underlying index stock on the applicable coupon observation date is equal to or greater than its coupon barrier. If the closing price of the underlying index stock on the related coupon observation date is less than its coupon barrier, you will not receive a contingent coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your notes will be less than zero and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

♦

Higher Applicable Contingent Coupons and Lower Applicable Downside Thresholds Are Generally Associated With Higher Volatility of the Applicable Underlying Index Stock and Therefore a Greater Risk of Loss

Volatility refers to the frequency and magnitude of changes in an underlying index stock price. The applicable contingent coupon and applicable downside threshold for the notes are based, in part, on the expected volatility of the applicable underlying index stock as of the time the terms of the notes are set. For example, the applicable downside threshold of the notes should be lower than if we were to issue a note with the same terms (other than the applicable downside threshold) and tenor, but linked to less volatile stock. In addition, the applicable contingent coupon that you could receive on your notes should be higher than if we were to issue a note with the same terms (other than the applicable contingent coupon) and tenor, but linked to less volatile stock.

The fact that the applicable underlying index stock to which your notes is linked is more volatile (as determined by us) than other stocks means that, as of the trade date, the expected risk that the applicable underlying index stock to which your notes are linked will close below either (i) its coupon barrier on a coupon observation date (in which case you will not receive a contingent coupon on the corresponding coupon payment date) or (ii) its downside threshold on the determination date (in which case you will receive less than the face amount of your notes at maturity), is greater with respect to your notes than with respect to a note issued by us with the same terms and tenor, but linked to a less volatile stock. However, there is no guarantee that the applicable coupon barrier or applicable downside threshold set for your notes adequately offsets this increased expected risk. Furthermore, because the expected volatility of the applicable underlying index stock (among other factors) is reflected in the terms of the notes, a relatively lower applicable downside threshold than on otherwise comparable notes issued by us may not necessarily indicate a lower risk of loss at maturity and a relatively higher applicable contingent coupon than on otherwise comparable notes issued by us or than the return payable on our conventional debt securities with a similar maturity may indicate a greater risk of loss at maturity.

You should not take the historical volatility of the applicable underlying index stock as an indication of its future volatility. You should be willing to accept the downside market risk of the applicable underlying index stock and the potential to not receive some or all the applicable contingent coupons and to lose some or all of your investment at maturity.

♦	Your Notes Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your notes on a call payment date, if, as measured on any call observation date, the closing price of the underlying index stock is greater than or equal to its initial underlying index stock price. Therefore, the term for your notes may be reduced and you will not receive any further payments on the notes since your notes will no longer be outstanding. You may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

If the notes remain outstanding following any given call observation date, it means that the underlying index stock has closed below its initial underlying index stock price on each prior call observation date. The longer the notes are outstanding from the trade date, the less time remains during which the underlying index stock will have an opportunity to increase to or above its initial underlying index stock price to be automatically called. The notes will not be automatically called in the event that the underlying index stock does not increase to or beyond its initial underlying index stock price.

♦

The Contingent Coupon Does Not Reflect the Actual Performance of the Underlying Index Stock from the Trade Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

On any coupon payment date, you will receive a contingent coupon only if the closing price of the underlying index stock is equal to or above its coupon barrier. The contingent coupon for each quarterly coupon payment date is different from, and may be less than, a contingent coupon that is based on the performance of the underlying index stock between the trade date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of the underlying index stock. Accordingly, the contingent coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the underlying index stock that pays contingent coupons based on the performance of the underlying index stock from the trade date to any coupon observation date or from coupon observation date to coupon observation date. In addition, although both the coupon observation dates and coupon payment dates occur quarterly, there may not be an equal number of days between coupon observation dates or between coupon payment dates, respectively. However, the way in which the contingent coupon is determined will not vary based on the actual number of days between coupon observation dates or between coupon payment dates.

♦	The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

•
the price of the underlying index stock;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing price of the underlying index stock;
•
the dividend rates of the underlying index stock;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the underlying index stock is a part, and which may affect the closing prices of the underlying index stocks;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and

•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or the amount you may receive upon an automatic call or, if the notes are not automatically called, the amount you may receive at maturity.

You cannot predict the future performance of the underlying index stock based on its historical performance. The actual performance of the underlying index stock over the life of the offered notes, the amount paid upon any early redemption of your notes, the cash settlement amount paid on the stated maturity date as well as the contingent coupon payable, if any, on each coupon payment date, may bear little or no relation to the historical closing prices of the underlying index stock or to the hypothetical examples shown elsewhere in this prospectus supplement.

♦	Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

♦

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date, if any, or the amount you will be paid on a call payment date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to a call payment date or the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

♦	If the Price of the Underlying Index Stock Changes, the Market Value of Your Notes May Not Change in the Same Manner

The price of your notes may move differently than the performance of the underlying index stock. Changes in the price of the underlying index stock may not result in a comparable change in the market value of your notes. Even if the closing price of the underlying index stock is greater than or equal to its coupon barrier but less than 100% of its initial underlying index stock price during some portion of the life of the notes, the market value of your notes may not reflect this. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

♦	There Is No Affiliation Between the Underlying Index Stock Issuer and Us

We are not affiliated with the underlying index stock issuer. As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with the underlying index stock issuer. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying index stock or the underlying index stock issuer. You, as an investor in your notes, should make your own investigation into the underlying index stock issuers. See “The Underlying Index Stock” below for additional information about the underlying index stock.

The underlying index stock issuer is not involved in the offering of your notes in any way and does not have any obligation of any sort with respect to your notes. Thus, the underlying index stock issuer does not have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

♦	You Have No Shareholder Rights or Rights to Receive the Underlying Index Stock

Investing in your notes will not make you a holder of the underlying index stock. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlying index stock, including voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stock or any other rights of a holder of the underlying index stock or any other rights with respect to the underlying index stock. Your notes will be paid in cash, as will any contingent coupon payments, and you will have no right to receive delivery of the underlying index stock.

♦	In Some Circumstances, the Payment You Receive on the Notes May be Based on the Common Stock of Another Company and Not the Issuer of the Underlying Index Stock

Following certain corporate events relating to the underlying index stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the underlying index stock issuer or any cash or any other assets distributed to holders of shares of the underlying index stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Anti-dilution adjustments” in the applicable “Terms and Conditions” section above.

♦	Past Underlying Index Stock Performance is No Guide to Future Performance

The price of the underlying index stock can rise or fall sharply due to factors specific to the underlying index stock and the underlying index stock issuer, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The actual performance of the underlying index stock over the life of the notes, as well as the coupons and amount payable at maturity, if any, may bear little relation to the historical closing levels of the underlying index stock or to the hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the underlying index stock.

♦	You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your note, will adjust the underlying index stock price for stock splits, reverse stock splits, stock dividends, extraordinary dividends, issuances of transferable rights or warrants, reorganization events, and other events that affect the underlying index stock issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Anti-dilution adjustments” in the applicable “Terms and Conditions” section above. The calculation agent will not be required to make an adjustment for every corporate event that may affect the underlying index stock. For example, the calculation agent will not adjust the underlying index stock price for events such as an offering of the underlying index stock for cash by the underlying index stock issuer, a tender or exchange offer for the underlying index stock at a premium to its then-current market price by the underlying index stock issuer or a tender or exchange offer for less than all the outstanding shares of the underlying index stock by a third party. In addition, the calculation agent will not adjust the reference amount for regular cash dividends. Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to corporate or other events as described under “Reorganization events” in the applicable “Terms and Conditions” section above. Those events or other actions by the underlying index stock issuer or a third party may nevertheless adversely affect the market price of one share of the underlying index stock and, therefore, adversely affect the market value of your note. The underlying index stock issuer or a third party could make an offering or a tender or exchange offer, or the underlying index stock issuer could take any other action, that adversely affects the market price of the underlying index stock and the market value of your note but does not result in an anti-dilution adjustment for your benefit.

♦	As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes

As calculation agent for your notes, GS&Co. will have discretion in making certain determinations that affect your notes, including determining: the closing price of the underlying index stock on any coupon observation date, which we will use to determine the contingent coupon, if any, we will pay on any applicable coupon payment date; whether your notes will be automatically called; the final underlying index stock price of the underlying index stock on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone a coupon observation date or the determination date because of a market disruption event or a non-trading day; anti-dilution adjustments; the coupon observation dates; the coupon payment dates; the call observation dates; the call payment dates and the stated maturity date. The calculation agent also has discretion in making certain adjustments relating to the underlying index stock. See “Anti-dilution adjustments” in the applicable “Terms and Conditions” section above. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days' written notice to us.

♦	The Calculation Agent Can Postpone a Coupon Observation Date or the Determination Date, as the Case May Be, If a Market Disruption Event or a Non-Trading Day Occurs or is Continuing

If the calculation agent determines that, on a date that would otherwise be a coupon observation date or the determination date, a market disruption event has occurred or is continuing with respect to the applicable underlying index stock or that day is not a trading day, such coupon observation date or the determination date will be postponed as provided under “Coupon observation dates” and “Determination date” in the applicable “Terms and Conditions” section above for the applicable offering of notes. In no case, however, will the coupon observation date or the determination date be postponed to a date later than the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date, as applicable, or if the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date is not a business day, later than the first business day after the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date. Moreover, if a coupon observation date or the determination date, as applicable, is postponed to the last possible day, but the market disruption event has not ceased by that day or that day is not a trading day, that day will nevertheless be the coupon observation date or the determination date, as applicable, for the corresponding coupon payment date or stated maturity date. In such a case, the calculation agent will determine the closing price or final underlying index stock price for such coupon observation date or the determination date based on the procedures described under “Consequences of a market disruption event or a non-trading day” in the applicable “Terms and Conditions” section above.

♦	We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this prospectus supplement.

♦	Risks Related to Conflicts of Interest

♦

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index stock. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index stock at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other underlying index stock-linked notes whose returns are linked to changes in the price of the underlying index stock.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the price of the underlying index stock and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

♦	Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the underlying index stock. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

♦	Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlying index stock issuer, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any of the underlying index stock in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

♦

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlying index stock or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlying index stock, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

♦

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Issuer of the Underlying Index Stock or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the issuer of the underlying index stock, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in the underlying index stock issuer, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effect on the underlying index stock, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

♦	The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlying index stock, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the underlying index stock, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

♦	Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the underlying index stock or other similar securities, which may adversely impact the market for or value of your notes.

♦	Additional Risks Relating to Notes Linked to the Common Stock of MP Materials Corp.
♦	The Underlying Index Stock Has a Very Limited Trading History

Your notes are linked to an underlying index stock that has only recently commenced public trading and, therefore, has very limited historical performance. Because the underlying index stock has no historical closing price prior to the completion of its initial public offering, limited historical index stock information will be available for you to consider in making an independent investigation of its underlying index stock performance, which may make it difficult for you to make an informed decision with respect to the notes. Further, because the underlying index stock has a very limited trading history, your investment in the notes may involve greater risks than an investment in notes linked to the securities of companies with a more established record of performance. For additional information about the underlying index stock, see “The Underlying Index Stock”. No future performance of the underlying index stock can be predicted based on the historical underlying index stock performance information described herein

♦	Risks Related to Tax

♦	Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

♦	The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

♦

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of listed or over-the-counter options, futures and other instruments linked to the underlying index stock on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates may enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other underlying index stock-linked notes we issue, some of which may have returns linked to the underlying index stock. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

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expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the underlying index stock,
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may take or dispose of positions in the securities of the underlying index stock issuer itself,
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may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the stock exchanges or other components of the equity markets, and /or
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may take short positions in the underlying index stock or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the underlying index stock. We expect these steps to involve sales of instruments linked to the underlying index stock on or shortly before the final coupon observation date. These steps may also involve sales and/or purchases of the underlying index stock, or listed or over-the-counter options, futures or other instruments linked to the underlying index stock or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the amount we will pay on your notes at maturity. See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

THE UNDERLYING INDEX STOCK

Each note is linked to one, and only one, underlying index stock.

Where Information About the Underlying Index Stock Issuer Can Be Obtained

The underlying index stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying index stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the underlying index stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

Information about the underlying index stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying index stock issuer with the SEC.

We Obtained the Information About the Underlying Index Stock Issuer From the Underlying Index Stock Issuer’s Public Filings

This prospectus supplement relates only to your notes and does not relate to the underlying index stock or other securities of the underlying index stock issuer. We have derived all information about the underlying index stock issuer in this prospectus supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying index stock issuer in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying index stock — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying index stock issuer could affect the value you will receive on a payment date and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index stock.

We or any of our affiliates may currently or from time to time engage in business with the underlying index stock issuer, including making loans to or equity investments in the underlying index stock issuer or providing advisory services to the underlying index stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying index stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying index stock issuer. As an investor in a note, you should undertake such independent investigation of the underlying index stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

The Common Stock of BorgWarner Inc. (For Notes Linked to the Common Stock of BorgWarner Inc.)

For notes linked to the common stock of BorgWarner Inc., the underlying index stock issuer is BorgWarner Inc. According to publicly available information, BorgWarner Inc. manufactures and sells products for technology solutions for combustion, hybrid and electric vehicles. Information filed with the SEC by the underlying index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12162.

Historical Closing Prices of the Underlying Index Stock

The closing prices of the underlying index stock have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying index stock during the period shown below is not an indication that the underlying index stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying index stock as an indication of its future performance, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index stock. Before investing in the offered notes, you should consult publicly available information to determine the underlying index stock price between the date of this prospectus supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying index stock. The actual performance of the underlying index stock over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical prices shown below.

The graph below shows the daily historical closing prices of the BWA underlying index stock from January 1, 2020 through February 11, 2025 adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

The Common Stock of MP Materials Corp. (For Notes Linked to the Common Stock of MP Materials Corp.)

For notes linked to the common stock of MP Materials Corp., the underlying index stock issuer is MP Materials Corp. According to publicly available information, MP Materials Corp. produces rare earth concentrate products as well as refined rare earth oxides and related products. Upon the closing of a business combination on November 18, 2020, MP Materials Corp. common stock began trading on the New York Stock Exchange under the symbol “MP”. Information filed with the SEC by the underlying index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-39277.

Historical Closing Prices of the Underlying Index Stock

The closing prices of the underlying index stock have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying index stock during the period shown below is not an indication that the underlying index stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying index stock as an indication of its future performance, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index stock. Before investing in the offered notes, you should consult publicly available information to determine the underlying index stock price between the date of this prospectus supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying index stock. The actual performance of the underlying index stock over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical prices shown below.

The graph below shows the daily historical closing prices of the MP underlying index stock from the date its common stock commenced trading on November 18, 2020 through February 11, 2025 adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a tax exempt organization;
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a partnership;
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a person that owns a note as a hedge or that is hedged against interest rate risks;
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a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as income-bearing pre-paid derivative contracts in respect of the applicable underlying index stock. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Contingent coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize short-term capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts attributable to accrued and unpaid contingent coupon payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether the applicable index stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If the applicable index stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to the applicable index stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if the applicable index stock issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. In particular, the Internal Revenue Service could treat your notes as short-term notes that provide for contingent payments. The discussion below addresses the tax treatment of your notes if they are treated as short-term notes that provide for contingent payments.

Although there is no authority that specifically addresses the tax treatment of short-term notes that provide for contingent payments, except with respect to any contingent coupon payments, it is likely that you should not recognize any income prior to the sale, exchange, redemption or maturity of the notes. If you are an initial purchaser of the notes, upon the maturity or redemption of your notes you should recognize either ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to any coupon payments) and the amount you paid for your notes. Upon a sale or exchange of your notes prior to the maturity or redemption of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange (other than amounts attributable to any coupon payments), unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the notes. For more information, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Holders — Short-Term Debt Securities” in the accompanying prospectus.

It is possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity or redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. It is also possible that the contingent coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the contingent coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the contingent coupon payments were characterized as contract fees). Withholding also may not apply to contingent coupon payments made to you if: (i) the contingent coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the contingent coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether the applicable index stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If the applicable index stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to the applicable index stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if the applicable index stock issuer is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable index stock during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90‑1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan), and propose to invest in the notes, you should consult your legal counsel

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each tranche of notes offered hereby, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement.

In connection with the initial offering of the notes, the minimum face amount of notes that may be purchased by any investor is $1,000.

With respect to notes linked to the common stock of BorgWarner Inc., GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this prospectus supplement, and to UBS Financial Services Inc. at such price less a concession not in excess of 1.5% of the face amount.

With respect to notes linked to the common stock of MP Materials Corp., GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this prospectus supplement, and to UBS Financial Services Inc. at such price less a concession not in excess of 1.5% of the face amount.

In connection with the initial offering of the notes, the minimum face amount of notes of any tranche that may be purchased by any investor is $1,000.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ . For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We expect to deliver the notes against payment therefor in New York, New York on February 19, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii) or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

		GS Finance Corp. Trigger Autocallable Contingent Yield Notes guaranteed by The Goldman Sachs Group, Inc. ____________ ____________ Goldman Sachs & Co. LLC UBS Financial Services Inc. Selling Agent
TABLE OF CONTENTS
Terms and Conditions For the Notes	S-4
Default Amount on Acceleration	S-14
Investment Timeline With Respect to a Note Offered Hereby	S-15
Hypothetical Examples	S-16
Additional Risk Factors Specific to Your Notes	S-23
Use of Proceeds	S-32
Hedging	S-32
The Underlying Index Stock	S-33
Supplemental Discussion of Federal Income Tax Consequences	S-36
Employee Retirement Income Security Act	S-41
Supplemental Plan of Distribution	S-42
Conflicts of Interest	S-44

Prospectus Supplement dated February 13, 2023
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated February 13, 2023
Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	70
Description of Units We May Offer	88
GS Finance Corp	93
Legal Ownership and Book-Entry Issuance	95
Considerations Relating to Indexed Securities	103
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	104
United States Taxation	107
Plan of Distribution	125
Conflicts of Interest	127
Employee Retirement Income Security Act	128
Validity of the Securities and Guarantees	129
Independent Registered Public Accounting Firm	130
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	130